BFKPN OPINION FOR FORM S-8 REGISTRATION - ESPP.DOC
              BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG LLC
                        333 WEST WACKER DRIVE, SUITE 2700
                             CHICAGO, ILLINOIS 60606
                            Telephone (312) 984-3100
                            Facsimile (312) 984-3150

                                                                     Exhibit 5.1

                                November 20, 2002

QCR Holdings, Inc.
3551 Seventh Street

Suite 204
Moline, Illinois 61265

Ladies and Gentlemen:

We have acted as special counsel to QCR Holdings, Inc., a Delaware corporation (the "Company"), in connection with the proposed offering of up to 150,000 shares of its common stock, $1.00 par value ("Shares"), pursuant to the QCR Holdings, Inc. Employee Stock Purchase Plan (the "Plan") as described in the Form S-8 Registration Statement to be filed with the Securities and Exchange Commission (the "SEC") on November 20, 2002 (the "Registration Statement"). In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Capitalized terms used, but not defined, herein shall have the meanings given such terms in the Registration Statement.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement becomes effective and the Shares have been issued in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable. With respect to the opinions expressed above, we are qualified to practice law in the State of Illinois and express no opinion concerning any law other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the laws of the United States of America.

This opinion is being furnished to you solely for your benefit in connection with the transactions set forth above. It may not be relied upon by, nor a copy of it delivered to any other party, without our prior written consent. This opinion is based upon our knowledge of the law and facts as of the date hereof, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.

                            Sincerely,

                            /s/  Barack Ferrazzano Kirschbaum
                                 Perlman & Nagelberg LLC
                            ----------------------------------------------------
                            BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG LLC